EXHIBIT 10.25

                    SEPARATION AGREEMENT AND GENERAL RELEASE

            This Separation Agreement and General Release ("Agreement") is made as of May 26, 2005, between Alfacell Corporation, a Delaware corporation, with offices in Bloomfield, New Jersey ("Alfacell" or the "Company"), and Andrew P. Savadelis ("Executive"), a resident of New Jersey.

                                   BACKGROUND

            A. Executive is an Alfacell employee who is being terminated without cause from his employment with Alfacell effective May 20, 2005 and Executive understands that in connection with Alfacell's next annual meeting of its stockholders the board of directors is not under any obligation to re-nominate Executive for election as a director of Alfacell; and

            B. Alfacell desires to recognize Executive's material contributions during his employment;

            C. Executive and Alfacell wish to set forth the compensation payable to Executive upon the termination of his employment as the Company's Senior Vice President, and Chief Financial Officer; and

            D. Executive and Alfacell desire to resolve any potential claims or disputes arising from Executive's employment with Alfacell or his voluntary resignation from employment.

                                      TERMS

            In consideration of the mutual covenants and undertakings contained herein, Executive and Alfacell agree as follows:

            1. Executive is hereby terminated without cause from his employment with Alfacell and from his positions as Senior Vice President and Chief Financial Officer effective May 20, 2005 (the "Separation Date"). Executive understands that in connection with Alfacell's next annual meeting of its stockholders the board of directors is not under any obligation to re-nominate Executive for election as a director of Alfacell and that between the Separation Date and the date of Alfacell's next annual meeting the Executive will not receive any compensation in connection with his service as a director of Alfacell.

            2. Alfacell agrees to pay Executive's regular salary and benefits through the Separation Date, subject to the withholding of all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

            3. Alfacell agrees to pay Executive a cash payment of $15,000 which is the equivalent of one month of Executive's base salary as of the Separation Date subject to the withholding of all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling and such payment shall be made in a lump sum within 10 business days after the end of the Rescission Period (as defined in Paragraph 16 below) without revocation by Executive.

            4. Alfacell agrees to pay Executive a cash payment of $6,923.08 which is to cover the two weeks of Executive's accrued but not taken vacation as of the Separation Date subject to the withholding of all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling and such payment shall be made in a lump sum within 10 business days after the end of the Rescission Period without revocation by Executive.

            5. Executive's eligibility for any other Alfacell benefits of any kind will end effective as of the Separation Date.


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            6. To the extent any of the stock options to purchase Alfacell common stock granted to Executive pursuant to the 1997 Stock Option Plan (the "1997 Plan") or the 2004 Stock Option Plan Incentive Stock Plan (the "2004 Plan" and collectively with the 1997 Plan the "Stock Plans") that have not vested as of the Separation Date, they will be extinguished and of no further force or effect as of the Separation Date. The options to purchase 137,500 shares of Alfacell common stock granted to Executive pursuant to the 2004 Stock Plan that have vested as of the Separation Date, as described on Exhibit B attached hereto, shall remain exercisable until the close of business on May 20, 2006. The options to purchase 13,750 shares of Alfacell common stock granted to the Executive while he was an Independent Director pursuant to the 1997 Plan as described on Exhibit B, shall be governed subject to the terms of the 1997 Plan which shall be no less than 190 days to exercise from the date the Executive ceases to be a member of the Board of Directors of Alfacell.

            7. Alfacell will not contest any claim for unemployment benefits. Alfacell will be entitled to respond to any inquiries from any state agency seeking information in connection with the payment of any unemployment benefits, and will reflect that the Executive was terminated due to a change in management.

            8. Executive agrees that no additional compensation or benefits of any kind shall be paid to him, and the compensation and benefits provided to him under this Agreement shall be in full payment and satisfaction of any and all financial obligations due to him from Alfacell.

            9. It is understood and agreed that, by this Agreement, Executive and Alfacell intend to settle any and all claims which Executive or Alfacell has or may have against the other arising out of or resulting from Executive's employment at Alfacell and his resignation from such employment or this Agreement. Accordingly, in exchange for the benefits provided to Executive by this Agreement, Executive, for himself, his heirs, successors and assigns (the "Executive Releasees"), hereby voluntarily discharges and releases Alfacell and its affiliates, parent and subsidiary companies, and their respective officers, directors, employees, agents, representatives, successors and assigns (the "Alfacell Releasees") from any and all claims or liabilities of any kind or description, known or unknown, suspected or unsuspected, fixed or contingent, which Executive ever had, now has or hereafter may have against each or any of the Alfacell Releasees by reason of any matter or event whatsoever occurring prior to the date of this Agreement, including but not limited to any claims arising out of or resulting from Executive's employment at Alfacell or his separation from such employment or this Agreement. The release of claims specifically includes, but is not limited to, claims arising under or based upon, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act, the Fair Labor Standards Act, the New Jersey Wage and Hour Act, and/or any other state, federal, or municipal employment discrimination statutes (including but not limited to claims based on age, sex, attainment of benefit plan rights, race, national origin, religion, handicap, sexual orientation, sexual harassment, family or marital status, retaliation, and veteran status), and/or any other federal, state, or local statute, law, ordinance, or regulation and/or pursuant to any other theory whatsoever, including but not limited to claims related to breach of implied or express employment contracts, breach of the implied covenant of good faith and fair dealing, defamation, wrongful discharge, constructive discharge, negligence of any kind, intentional infliction of emotional distress, whistle-blowing, fraud, estoppel or detrimental reliance, public policy, constitutional or tort claims, violation of the penal statutes and common law claims, or pursuant to any other theory or claim whatsoever, including claims for attorneys' fees, arising out of or related to Executive's employment at Alfacell or his resignation from such employment or this Agreement or any other occurrence from the beginning of time to the date of this Agreement. Alfacell, for itself and the Alfacell Releasees, hereby voluntarily discharges and releases Executive and the Executive Releasees from any and all claims or liabilities of any kind or description, known or unknown, suspected or unsuspected, fixed or contingent, which Alfacell ever had, now has or hereafter may have against Executive and each or any of the Executive Releasees by reason of any matter whatsoever arising out of or resulting from Executive's employment at Alfacell or his separation from such employment or this Agreement.

            10. Each party agrees to reasonably cooperate with the other with respect to transition matters. With respect to Executive, this will include but not be limited to: (a) responding to reasonable telephonic inquiries


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from Alfacell management concerning the transition of matters that Executive worked on during his employ and (b) promptly notifying within a reasonable time Alfacell's Chief Executive Officer, or her successor or designee, if Executive receives any legal notices, subpoenaes or requests for information from any person or entity, other than a representative of Alfacell, concerning matters which arose during the period of his employment with Alfacell.

            11. Each party agrees not to directly or indirectly make any disparaging, untrue, or defamatory statements or communications (regardless of medium) about the other. In the case of the Company, the preceding sentence shall be limited to those statements properly made on behalf of the Company and to those statements made directly or indirectly by any of its directors or executive officers. In the event of a violation of this Section 11, the non-violating party may seek injunctive relief in addition to other damages. If any prospective future employer contacts Alfacell concerning the Executive, Alfacell shall confirm the Executive's job title, compensation and dates of employment at Alfacell, and will not provide any other information concerning the Executive.

            12. Both parties agree that they will keep the specific terms of this Agreement strictly confidential with the sole exceptions of Executive's spouse, either party's attorney(s) or tax advisor(s), Alfacell's independent auditors (all of whom agree to keep the terms confidential), or as may be required by law including disclosure requirements under applicable securities laws or as necessary in any legal proceeding to enforce or prosecute a party's rights.

            13. Executive acknowledges and agrees that his Employee's Confidentiality Agreement shall remain in full force and effect according to its terms. Notwithstanding any other provision of this agreement, the Executive acknowledges his duty to maintain the confidentiality of any information or communication subject to attorney client privilege or any client secrets which he learned of in the course of his service as the Company's Senior Vice President and Chief Financial Officer.

            14. Executive agrees that, no later than May 31, 2005, he shall deliver to Alfacell all books, records, notes, documents and other written or computer generated materials of any nature whatsoever relating to Alfacell's business and any other Alfacell property in his possession or within his control (e.g., credit cards, equipment, office keys). Executive agrees that he shall not keep in his possession or control any of Alfacell's property of any kind.

            15. Both parties acknowledge and represent that they fully understand this Agreement, that they have had adequate and reasonable opportunity to review the Agreement, that they were advised to consult with independent counsel of their choice before signing it, and that they are signing it voluntarily.

            16. Executive acknowledges that the terms of this Agreement shall be open for acceptance by him for a period of twenty-one (21) days during which time he may consider whether to accept this Agreement.

            17. Executive further acknowledges and agrees that he may cancel or revoke this Agreement within seven (7) days after signing it (the "Rescission Period"). To be effective, any notice of cancellation or revocation must be in writing and delivered either by hand or mail prior to the end of the Rescission Period to Ms. Kuslima Shogen at Alfacell. If delivered by mail, the notice of cancellation or revocation must be (a) post-marked prior to the end of the Rescission Period; (b) properly addressed to Ms. Kuslima Shogen, Alfacell Corporation, 225 Belleville Avenue, Bloomfield, NJ 07003; and (c) sent by certified mail, return receipt requested. Executive acknowledges and agrees that if he exercises his right of cancellation or revocation, Alfacell shall be relieved of all obligations undertaken in this Agreement, including, without limitation, any payments hereunder.

            18. The terms and conditions of this Agreement may not be altered, amended or modified except by a writing duly executed by both Executive and Alfacell.

            19. Except as otherwise stated herein, this Agreement contains the entire understanding between Executive and Alfacell with respect to the termination of Executive's employment at Alfacell. There are no covenants, representations or undertakings with respect to such termination other than those expressly set forth or referenced in this Agreement.


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            20. If any portion of this Agreement is found by a court of competent jurisdiction to be void and unenforceable, such portions shall be deemed to be severable from the Agreement and shall have no effect on the remaining sections of this Agreement.

            21. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without regard to its choice of law or conflicts of law rules. In the event of any proceedings arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and costs.

            22. This Agreement has been reviewed and negotiated by both Executive and Alfacell, and no provision of this Agreement shall be construed against either party on the ground that such party was the drafter of that provision or the Agreement.

            23. This Agreement shall be binding upon Executive and Alfacell upon its execution by them and shall inure to the benefit of their respective heirs, successors and permitted assigns.

            IN WITNESS WHEREOF, the parties have duly executed this Separation Agreement and General Release or caused it to be executed by duly authorized representatives as of the dates set forth below.

ALFACELL CORPORATION


By: /s/ Kuslima Shogen                         By: /s/ Andrew P. Savadelis
    ------------------                             -----------------------
Name: Kuslima Shogen                           Andrew P. Savadelis
Title: Chief Executive Officer

Date: June 3, 2005                             Date: June 7, 2005
      ------------                                   ------------


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                                    EXHIBIT B
                                 VESTED OPTIONS
                           (as of the Separation Date)

                            Pursuant to the 2004 Plan

      ---------------------------------------------------------------------
           Shares            Exercise Price               Vest Date
           ------            --------------               ---------
      ---------------------------------------------------------------------
           50,000                 $4.75                   6/04/2004
      ---------------------------------------------------------------------
           87,500                 $4.75                   3/04/2005
      ---------------------------------------------------------------------

                            Pursuant to the 1997 Plan

      ---------------------------------------------------------------------
           Shares            Exercise Price                Vest Date
           ------            --------------                ---------
      ---------------------------------------------------------------------
           13,750                $3.74                    12/30/2004
      ---------------------------------------------------------------------

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